Exhibit 10.1

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

CHIMERIX, INC.

PROMISSORY NOTE

$14,000,000.00	January 7, 2021

Chimerix, Inc., a Delaware corporation (“Maker”), hereby promises to pay to the Participating Securityholders (“Payee”), the aggregate principal sum of Fourteen Million and 00/100 Dollars ($14,000,000.00), in the amounts and on the dates set forth in this Promissory Note (this “Note”), and to pay to Payee interest on the unpaid principal balance of this Note at the rates and on the dates set forth in this Note.

1.            Reference to Merger Agreement. This Note is being issued by Maker to Payee pursuant to Section 1.11 of that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Maker, Payee and the other parties thereto (“Merger Agreement”). Capitalized terms used and not otherwise defined in this Note have the meanings assigned to such terms in the Merger Agreement.

2.            Payment of Principal and Interest. Subject to the terms of Section 4 of this Note, Maker shall pay the outstanding principal amount of this Note, subject to Sections 1.9(i), 1.9(j), 1.10(c), 1.12 and 8.8 of the Merger Agreement, to Payee in a single payment on the first anniversary of the date hereof. This Note shall bear interest at the rate of seven percent (7%) per annum (provided that such rate shall not exceed the highest rate permitted under applicable Laws) with respect to any amounts due thereunder which have not been paid to the Payment Agent for further distribution to the Participating Securityholders prior to the fifth (5th) Business Day following the finalization of the Seller Note Consideration Distribution Schedule pursuant to Section 1.9(i) of the Merger Agreement (such date, the “Payment Date”). For the avoidance of doubt, this Note shall not bear interest if the Promissory Note is paid in full on, or prior to, the Payment Date.

3.            Prepayment. Maker may prepay in whole or in part, without premium or penalty, the outstanding principal amount of this Note. Any prepayment shall be applied first to costs and expenses payable to Payee hereunder, and then to outstanding principal.

4.            Acceleration Upon Sale or Change of Control. Maker shall pay to Payee the then outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, but subject to Sections 1.9(i), 1.9(j), 1.10(c), 1.12 and 8.8 of the Merger Agreement, immediately upon the occurrence of a Change of Control, it being understood that Parent shall not be obligated to cause the Payment Agent to further distribute the payments for this Note to Payee until Securityholders’ Representative has delivered the Seller Note Consideration Distribution Schedule (subject to Section 1.9(i) of the Merger Agreement) to Parent.

5.            Default. Maker shall be deemed in default hereunder upon the occurrence of any of the following: (a) Maker fails to pay any principal payment required to be made hereunder on or prior to the Payment Date; (b) an involuntary case against Maker under any applicable bankruptcy or insolvency law commences and is not dismissed on or before the date 60 days after its commencement; (c) a court with proper jurisdiction enters a decree or order for relief against Maker in an involuntary case under any applicable bankruptcy or insolvency law; (d) a court with proper jurisdiction appoints a receiver, liquidator, custodian or trustee for Maker or for any substantial part of Maker’s property with respect to the winding up or liquidation of Maker’s affairs; or (e) Maker commences a voluntary case under any bankruptcy or insolvency law, makes a general assignment for the benefit of Maker’s creditors, consents to the appointment of a receiver, liquidator, custodian or trustee for Maker or for any part of Maker’s property, or consents to the entry of an order for relief in an involuntary case under any applicable bankruptcy law.

6.            Consequence of Default. Upon the occurrence of a default under Section 5, but subject to Sections 1.9(i), 1.9(j), 1.10(c), 1.12 and 8.8 of the Merger Agreement, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest and all other sums payable hereunder shall, at the option of Securityholders’ Representative, become immediately due and payable, it being understood that Parent shall not be obligated to cause the Payment Agent to further distribute the payments for this Note to Payee until Securityholders’ Representative has delivered the Seller Note Consideration Distribution Schedule (subject to Section 1.9(i) of the Merger Agreement) to Parent. From and during the continuation of any default under Section 5, interest shall continue to accrue on the principal amount of this Note at a rate of seven percent (7%) per annum (provided that such rate shall not exceed the highest rate permitted under applicable Laws) until such default has been cured and such interest shall be due and payable solely in cash and not paid in kind. If a default under Section 5 occurs, Maker shall pay to Payee on demand all reasonable documented costs and expenses of collection.

7.            Payments. Principal and interest due and payable under this Note shall be paid to Payee in lawful money of the United States of America.

8.            Waivers by Maker. Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor, nonpayment and acceleration of this Note.

9.            Exercise of Remedies. No delay or omission on the part of Payee in the exercise of any right or remedy under this Note shall operate as a waiver thereof, and no partial exercise of any right or remedy, acceptance of a past due installment or other indulgences granted from time to time shall be construed as a novation of this Note or precludes other or further exercise thereof or the exercise of any other rights or remedy.

10.           Governing Law; Jurisdiction; Entire Agreement. This Note shall be governed by, and construed in accordance with, Section 9.5 of the Merger Agreement. This Note and the Merger Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto, and to the extent of any conflict between this Note and the Merger Agreement, the Merger Agreement shall control.

11.          Successors and Assigns; Other Parties. This Note may not be assigned, transferred, conveyed, sold or otherwise disposed of by either party without the prior written consent of the other party; provided, that, (a) Maker may assign this Note to any of its Affiliates, provided such assignment shall not relieve Maker of its obligations hereunder, and (b) Maker may assign this Note as a whole without such consent in connection with the acquisition (whether by merger, consolidation, sale or otherwise) of Maker of that part of Maker’s business to which this Note relates, as long as the assignee thereof agrees in writing to assume and be bound as Maker hereunder. Any attempted assignment in violation of this Section 11 shall be null, void and of no effect, ab initio.

12.          Setoff.     By Payee’s acceptance of this Note, Payee hereby acknowledges and agrees that Maker shall have the right to withhold and setoff against any amount due hereunder as provided in Section 8.8 of the Merger Agreement.

13.          Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 9.9 of the Merger Agreement.

14.          Modification; Waivers; Severability. This Note may be amended, modified or supplemented at any time, but only pursuant to an instrument in writing signed by Maker and Securityholders’ Representative, and any such amendment shall be binding on all parties. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties to the fullest extent possible.

[Signature Page Follows]

CHIMERIX, INC.

By:	/s/ Michael A. Sherman
Name:	Michael A. Sherman
Its:	President and Chief Executive Officer

FORTIS ADVISORS LLC

By:	/s/ Ryan Simkin
Name:	Ryan Simkin
Its:	Managing Director

[Signature Page to Promissory Note]